Covanta Holding Corporation Second Quarter 2012 Earnings Conference Call NYSE: CVA July 19, 2012 1 Exhibit 99.2

All information included in this earnings presentation is based on continuing operations. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward- looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 Cautionary Statements

3 • Continued strong operational performance – Achieved outstanding EfW boiler availability, waste throughput and steam production for first half 2012 – Commenced start-up testing at Honolulu expansion unit – Successfully extended two waste contracts and finalized the Honolulu expansion energy contract – Organic growth initiatives are on track Q2 2012 Highlights (Unaudited, in millions, except EPS) Q2 ’11 Q2 ’12 Management Remarks Revenue $411 $410 ▲ Construction ▲ Service fee contract escalations ▲ Special waste ▼ Energy pricing & lower biomass production Adjusted EBITDA $123 $125 ▲ Organic growth initiatives ▲ Operational improvements ▼ Debt service billings ▼ Energy pricing Free Cash Flow $43 $16 ▼ Timing of construction working capital Adjusted EPS $0.14 $0.15 ▲ Operating and equity income ▲ Lower share count ▼ Higher interest expense ▼ Higher effective tax rate

4 • 2012 Outlook – little change from prior quarter ~ 75% of waste revenue contracted – Service fee revenues up on inflation escalators – Special waste pricing and portfolio management offset continued market weakness • Continue executing on waste contract extensions – Stanislaus – executed contract in June 2012 • Converted from Service Fee to Tip Fee structure on July 1, 2012 • Client community will continue to supply nearly all the facility’s waste through 2027 – Tulsa – executed contract in June 2012 • Extended tip fee contract by 10 years to 2022 (~one-third of the facility’s capacity) – Essex – agreement to become effective upon various approvals; expected before year end • To convert from Service Fee to Tip Fee structure (effective January 1, 2013) • Half of facility waste supply contracted through 2032 • $75 to $100 million investment (in 2014/15/16) in state-of-the-art filtration system and other improvements • 2013 Outlook – Overview: Anticipate ~75% of waste revenue to be contracted – Working for us: • Growth in special waste • Inflation adjustments – Working against us: • Reduction in debt service pass through billings • Impact of above-market contracts transitioning to market Waste Update

Energy Update • 2012 Outlook – modest market price improvement from prior quarter – Full year contracted, hedged and exposed output unchanged – Unchanged rough rule of thumb: $1/MMBtu natural gas  $10-$15 million annualized impact on 2012 Adjusted EBITDA • Original 2012 guidance based on $3/MMBtu FY2012 average price • Current FY2012 estimate ~$2.65/MMBtu  $3-5 million reduction from original guidance • Contract update – Honolulu expansion contract finalized; attractive fixed price rate for 100,000 MWh of new output • 2013 Outlook – Overview: • Anticipated contract changes (Stanislaus & Essex) plus Honolulu expansion to add about 500,000 MWh • Total exposed output in MWh for FY2013 expected to be about the same as FY2012 – Working for us: • Market prices expected to be higher next year • Additional 500,000 MWh/year partially offset by increased expense and lower waste revenue related to contract changes – Working against us: • ~$7.50/MWh mark-to-market on 500,000 MWh of 2012 hedges vs. recent 500,000 MWh hedged for 2013 5

Metals Update

COVANTA ENERGY for a cleaner world

- **2012 Outlook**
  - Q2 2012 metals revenue $18 million: flat year-over-year
    - Increased ferrous metal recovery and improved contracts offset by 5% market price decline
  - Pricing
    - Unchanged rough rule of thumb:
      - Full year HMS #1 Index +/- $50 → ~$10 million annualized impact on 2012 Adjusted EBITDA
    - Original 2012 guidance based on FY2012 HMS of $410 (average price in FY2011)
      - First half of 2012 HMS = $402; July HMS = $316
      - Now expect FY2012 HMS = $360 → ~$10 million reduction from original guidance
- **2013 Outlook**
  - Overview: Significant metals recovery growth from 2011 to end of 2013
    - Targeting ~50k additional tons of Ferrous and ~10k additional tons of Non-Ferrous
    - Anticipated contract amendments (Stanislaus &Essex) increase share of metal revenue
  - Working for us:
    - Increased metal quantity driven by 2012 investments and contract amendments
  - Working against us:
    - At current market prices, meaningful year-over-year price decline

6

Organic Growth Update 7 • Metals – meaningful growth opportunity despite recent market softness – New non-ferrous recovery system at Fairfax EfW facility and metal shredder at SEMASS EfW facility – Additional projects to recover more metals are progressing: 8 more projects online by 2013 • Special Waste – continues to gain traction – Growing steadily for past several years: >$50 million (run-rate) revenue business by end 2012 – Anticipate continued double digit growth rate • Process Improvements – an immediate priority – Technology, process and engineering improvements continue to drive cost savings – Procurement savings from leveraging national contracts • New Units Coming On-line – long term revenue stream – Honolulu: ~93% complete; commenced start-up testing in June; expect commercial operations shortly – Durham York: early stages of construction; ~18% complete and on track – New Hanover, North Carolina: winning bidder to refurbish and operate EfW facility; pending contract • 2013 Outlook – meaningful year-over-year benefit – Continued investment to also benefit 2014 and beyond

Summary • 2012 first half overview – Continued success across multiple metrics • Operational and financial performance on track • Completed several contract extensions • Solid progress on organic growth initiatives – Challenging energy market – Meaningful shareholder returns • 2012 Outlook – Reaffirming guidance • Continued strong operating performance partially offset market weakness • Energy markets remain a challenge • Metal markets have recently weakened – Anticipate additional clarity on various development projects – Capital allocation and shareholder returns continue to be a focus 8

Financial Overview 9

10 Q2 2012 Highlights (Unaudited, in millions, except EPS) Q2 ’11 Q2 ’12 Management Remarks Revenue $411 $410 ▲ Construction ▲ Service fee contract escalations ▲ Special waste ▼ Energy pricing & lower biomass production Adjusted EBITDA $123 $125 ▲ Organic growth initiatives ▲ Operational improvements ▼ Debt service billings ▼ Energy pricing Free Cash Flow $43 $16 ▼ Timing of construction working capital Adjusted EPS $0.14 $0.15 ▲ Operating and equity income ▲ Lower share count ▼ Higher interest expense ▼ Higher effective tax rate

Revenue: Q2 11 vs. Q2 12 $ in m illion s (Unaudited) 11 11 Note: Organic Growth Initiatives (i.e., metals, special waste, process improvements, new units coming online, and other organic growth initiatives) offset by lower biomass energy production and other

Adj EBITDA: Q2 11 vs. Q2 12 (Unaudited) $ in m illion s 12 (1) Organic Growth & Other, net includes metals, special waste, process improvements, new units coming online, and other organic growth initiatives (2) Waste & Services Contract Transitions & Extensions includes Construction (1) 12 (2)

Free Cash Flow: Q2 11 vs. Q2 12 (Unaudited) $ in m illion s 13 (1) Working Capital & Other includes both construction and other working capital (1) 13

Adj EPS: Q2 11 vs. Q2 12 (Unaudited) 14 14

• Working Capital (WC): lumpy period-to-period due to construction projects – Cash receipts and cash disbursements are not directly aligned and payments are large • Major construction projects are typically three years so impact across multiple consecutive years • Q2 2012 Year-over-Year Free Cash Flow (FCF) declined significantly due to construction WC timing – Significantly more cash outflow than inflow this quarter due to timing of receipts & disbursements • Noise from construction WC will continue, albeit to a lesser degree beyond 2014 • WC related to ongoing operations is much more stable • Underlying FCF remains strong 15 Working Capital & FCF Update Over the life of the project: • FCF impact equals construction profit, which is a modest amount

• Dividend – Declared quarterly cash dividend of $0.15 per share during Q2 2012 – Annualized cash dividend is $0.60 per share  3.5% yield1 • Equates to ~30% payout of Free Cash Flow2 • Share repurchases – Repurchased 1.9 million shares during Q2 2012 (~1.4% of shares outstanding) – As of 6/30/2012, $115 million remaining in share repurchase authorization • Repurchased ~16% of shares outstanding since program inception 16 (Unaudited, in millions) FY 2010 FY 2011 Q1 2012 Q2 2012 Share Repurchases $95 $230 $30 $30 Dividends Declared $233 $42 $21 $20 Total Returned $328 $272 $51 $50 (1) Based on share price of $17.15 as of 6/29/2012 (2) At midpoint of guidance, reaffirmed as of 7/18/2012 Actively Returning Capital

17 (Unaudited, in millions, except EPS) 2010 2011 2012 Guidance1 % Change2 2011 vs. 2012 Adjusted EBITDA $470 $492 $500 - $530 +5% Free Cash Flow $318 $280 $250 - $280 -5% Adjusted EPS $0.42 $0.52 $0.55 - $0.65 +15% (1) Reaffirmed as of 7/18/2012 (2) At midpoint of guidance, reaffirmed as of 7/18/2012 • Reaffirming guidance for 2012 – Adjusted EBITDA growth in 2012 • Despite energy and metals market softness, showing growth – Free Cash Flow consistent with 2011, excluding impact from working capital • Adjusted EBITDA growth offset by working capital timing and corporate debt refinancing – Adjusted EPS showing benefit of operating income growth and share repurchases 2012 Guidance Summary

Q3 2012 vs Q3 2011 • Revenue expected to be basically flat – Organic growth initiatives to be offset by waste contract transitions and lower metals market pricing • Adjusted EBITDA expected to be slightly down – Organic growth initiatives to be offset by lower debt service pass through billings, waste contract transitions and lower metals market pricing • Free Cash Flow expected to be slightly up – Adjusted EBITDA impact to be more than offset by construction working capital benefit • Adjusted EPS expected to be basically flat – Impact of share repurchases offsets Adjusted EBITDA decline and higher interest expense from debt refinancing 18 Q3 2012 Outlook

Covanta Holding Corporation Second Quarter 2012 Earnings Conference Call NYSE: CVA Appendix 19

Waste Contract Outlook – Great Track Record

COVANTA ENERGY
for a cleaner world

Major Municipal Waste Contract Transitions from 2008 - 2020



Tip Fee
Haverhill
Niagara
SE Massachusetts
Warren
Indianapolis
Hempstead
Wallingford
Kent
Tulsa
Stanislaus
Alexandria
Springfield
Pittsfield
Delaware Valley
Union
Service Fee Owned
Marion
Babylon
Fairfax
Huntington
Bristol
Lake
Plymouth
Onondaga
SE Connecticut
Essex
Service Fee Operated
Hennepin
Hillsborough
Honolulu
Pasco
Lancaster
Hartford
Hudson Valley
Lee
MacArthur
York
Montgomery
Huntsville
Harrisburg
Long Beach
Dade
Burnaby
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Initial Agmt
Extension
Merchant

Note:
Since the beginning of 2012, we have extended contracts with Alexandria, Montgomery, Springfield, Stanislaus, and Tulsa and ended our contract with Hartford. The original Stanislaus agreement ended on 1/1/2011 and we extended it 5 years to 1/1/2016. During Q2 2012, we extended the contract again, out to 2027, and converted Stanislaus from Service Fee Owned to Tip Fee contract.

20

21 Q2 2012 Summary Results (Unaudited, in millions, except per share amounts) 2012 2011 2012 2011 Operating revenues Waste and service revenues 280$ 276$ 538$ 527$ Electricity and steam sales 91 98 182 192 Other operating revenues 39 37 82 69 Total operating revenues 410 411 802 788 Operating expenses Plant operating expenses 243 248 510 519 Other operating expenses 30 30 69 58 General and administrative expenses 25 25 50 50 Depreciation and amortization expense 49 47 99 94 Net interest expense on project debt 7 8 15 16 Total operating expenses 354 358 743 737 Operating income 56$ 53$ 59$ 51$ Adjusted EBITDA 125$ 123$ 198$ 194$ % of Revenue 30% 30% 25% 25% Free Cash Flow 16$ 43$ 92$ 109$ Adjusted EPS 0.15$ 0.14$ 0.06$ 0.03$ Memo: Shares Outstanding End of Period 133 143 133 143 Q2 Q2 YTD

22 (1) Debt balances are presented at principal value, not book value. (2) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. (3) Ratio is computed on a consolidated basis and differs from the calculation required under Covanta’s credit facility. The ratio for 6/30/2012 is based on LTM Adjusted EBITDA as of 6/30/2012, while the ratios for 12/31/2010 and 12/31/2011 are based on full year 2010 and full year 2011 Adjusted EBITDA, respectively. See slide 25 for a reconciliation of 2010, 2011 and LTM Adjusted EBITDA. (4) Capitalization is calculated as total debt outstanding plus stockholders’ equity. Capitalization Summary • Balance sheet remains strong; ample liquidity – Over last 5 years, paid down approximately $800 million of maturing project debt, continuing to increase overall financial flexibility (Unaudited, in millions) 12/31/2010 12/31/2011 6/30/2012 Cash and Cash Equivalents 126$ 232$ 220$ Restricted Funds - Debt Service Principal 157 113 115 Corporate Debt (1) 1,543$ 1,504$ 1,559$ Project Debt (1) 791 672 635 Total Debt Outstanding 2,334$ 2,176$ 2,194$ Stockholders' Equity 1,159$ 1,088$ 996$ Net Debt (2) 2,051$ 1,831$ 1,859$ Availability under Revolving Credit Facility 300$ 300$ 620$ Net Debt / Adjusted EBITDA (3) 4.4 x 3.7 x 3.7 x Debt / Capitalization (4) 66.8% 66.7% 68.8%

(1) At midpoint of guidance, based on share price of $17.15 as of 6/29/2012 23 • Full year Free Cash Flow (FCF) significantly exceeds Net Income on a consistent, sustainable basis – Strong Free Cash Flow yield of 12%1 • Three important factors in FCF calculation to highlight (refer to slide 24 for numerical detail): – Debt Service Billings (DSB) in excess of revenue recognized • Debt Service Revenue recorded on straight line basis (per GAAP) • DSB paid in line with actual payment schedule. Adjustments reflect cash payments received – Depreciation and amortization (D&A) is higher than maintenance capex • Acquisitions resulted in significant intangible assets/step ups to fair value of acquired fixed assets  higher run-rate D&A (no corresponding maintenance capex) • Original construction costs of facilities depreciated over the useful life of the asset (40-50 years) – Assets do not have recurring maintenance capex on an annual basis – Certain maintenance and repair costs are recorded as an expense in plant maintenance (rather than capitalized) – Tax expense is significantly higher than cash taxes • Significant tax NOL balance (~$427 million as of 12/31/2011)  used to offset federal taxes • Once NOLs fully utilized, Free Cash Flow will be impacted – NOLs to be fully utilized by mid-decade; PTC and AMT carry-forwards to provide additional partial tax shield beyond NOL utilization into late decade Strong Free Cash Flow

Strong Free Cash Flow (cont'd)

- Strong Free Cash Flow Yield 12% (1)

(Unaudited, in millions)	Q2 2012	Q2 2011	Q2 YTD 2012	Q2 YTD 2011	Full Year Estimated 2012 (2)
Net Income from Continuing Operations Attributable to Covanta Holding Corporation	$ 20	$ 17	$ 8	$ 3	$75 - $90
Depreciation and amortization expense (3)	49	47	99	94	196 - 190
Debt service expense	38	31	70	61	148 - 138
Income tax expense (4)	11	11	3	1	45 - 65
Loss on extinguishment of debt	-	-	2	-	
Net (loss) income attributable to noncontrolling interests in subsidiaries	(1)	1	-	1	3 - 8
Other adjustments:					
Debt service billings in excess of revenue recognized (5)	-	7	6	18	
Non-cash compensation expense	5	4	10	9	
Other non-cash items (6)	3	5	-	7	
Subtotal other adjustments	**8**	**16**	**16**	**34**	**33 - 39**
Adjusted EBITDA	**$ 125**	**$ 123**	**$ 198**	**$ 194**	**$500 - $530**
Adjusted EBITDA	**$ 125**	**$ 123**	**$ 198**	**$ 194**	**$500 - $530**
Cash interest payments	(38)	(40)	(48)	(51)	
Cash taxes (4)	(7)	(4)	(8)	(8)	
Working capital/other	(40)	(16)	2	21	
Cash Flow Provided by Operating Activities	**$ 40**	**$ 63**	**$ 144**	**$ 156**	**$330 - $370**
Cash Flow Provided by Operating Activities	**$ 40**	**$ 63**	**$ 144**	**$ 156**	**$330 - $370**
Less: Maintenance capital expenditures	(24)	(20)	(52)	(47)	(80) - (90)
Free Cash Flow	**$ 16**	**$ 43**	**$ 92**	**$ 109**	**$250 - $280**
Memo:					
Shares Outstanding End of Period	133	143	133	143	

(1) At midpoint of guidance, based on share price of $17.15 as of 6/29/2012
(2) Reaffirmed guidance as of 7/18/2012
Note: Please see slide 28 in the supplemental schedules for the text of footnotes 3-6

24

Non-GAAP Reconciliation: Adjusted EBITDA 25 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 22 Please see slide 28 for the text of footnotes 3 to 6 Full Year LTM (Unaudited, in millions) 2010 2011 6/30/2012 Net Income from Continuing Operations 30$ 79$ 83$ Depreciation and amortization expense (3) 190 193 198 Debt service expense 121 122 131 Income tax expense (adjusted for reversal of uncertain tax positions related to pre-emergence tax matters) (4) 24 52 54 Reversal of uncertain tax positions related to pre-emergence tax matters - (24) (24) Contractual liability to pre-petition creditors - 15 15 Write-down of assets 34 - - Development costs - 5 5 Loss on extinguishment of debt 15 1 3 Gain on sale of business - (9) (9) Net income attributable to noncontrolling interests in subsidiaries 5 5 4 Other adjustments: Debt service billings in excess of revenue recognized (5) 29 22 10 Non-cash compensation expense 17 18 19 Other non-cash items (6) 5 13 7 Subtotal other adjustments 51 53 36 Adjusted EBITDA 470$ 492$ 496$

26 (1) Reaffirmed guidance as of 7/18/2012 Non-GAAP Reconciliation: Adjusted EPS (Unaudited, in millions, except per share amounts) Full Year 2012 2011 2012 2011 Estimated 2012 (1) Continuing Operations - Diluted Earnings Per Share 0.15$ 0.12$ 0.06$ 0.02$ $0.55 - $0.65 Reconciling Items - 0.02 - 0.01 - Adjusted EPS 0.15$ 0.14$ 0.06$ 0.03$ $0.55 - $0.65 Reconciling Items Loss on extinguishment of debt -$ -$ 2$ -$ Effect on income of derivative instruments not designated as hedging instruments - - - (1) Effect of foreign exchange loss (gain) on indebtedness - 3 (3) 3 Other 1 - 1 - Total Reconciling Items, pre-tax 1 3 - 2 Tax effect of reconciling items (1) (2) - (1) Grantor trust activity - 1 - - Total Reconciling Items, net of tax -$ 2$ -$ 1$ Diluted Income Per Share Impact -$ 0.02$ -$ 0.01$ Weighted Average Diluted Shares Outstanding 134 145 134 146 Q2 Q2 YTD

27 Supporting Reconciliations (Unaudited, in millions) 2012 2011 2012 2011 Purchases of property, plant and equipment: Maintenance capital expenditures 24$ 20$ 52$ 47$ Capital expenditures associated with construction - 6 - 9 Capital expenditures associated with technology development and organic growth initiatives 7 3 11 5 Capital expenditures - other 3 1 3 7 Total purchases of property, plant and equipment 34$ 30$ 66$ 68$ 2012 2011 2012 2011 Investments: Non-maintenance capital expenditures 10$ 10$ 14$ 21$ Acquisition of businesses, net of cash acquired - 10 - 10 Acquisition of land use rights - 8 1 8 Other investing activities, net (5) 7 (6) 3 Total investments 5 35 9 42 Less: Net proceeds from issuance of project debt - (6) - (8) Growth Capital 5$ 29$ 9$ 34$ Q2 Q2 YTD Q2 Q2 YTD

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow

COVANTA ENERGY *for a cleaner world*

- Strong Free Cash Flow Yield 12% (1)

(Unaudited, in millions)	Q2 2012	Q2 2011	Q2 YTD 2012	Q2 YTD 2011	Full Year Estimated 2012 (2)
Net Income from Continuing Operations Attributable to Covanta Holding Corporation	$ 20	$ 17	$ 8	$ 3	$75 - $90
Depreciation and amortization expense (3)	49	47	99	94	196 - 190
Debt service expense	38	31	70	61	148 - 138
Income tax expense (4)	11	11	3	1	45 - 65
Loss on extinguishment of debt	-	-	2	-	
Net (loss) income attributable to noncontrolling interests in subsidiaries	(1)	1	-	1	3 - 8
Other adjustments:					
Debt service billings in excess of revenue recognized (5)	-	7	6	18	
Non-cash compensation expense	5	4	10	9	
Other non-cash items (6)	3	5	-	7	
Subtotal other adjustments	**8**	**16**	**16**	**34**	**33 - 39**
Adjusted EBITDA	**$ 125**	**$ 123**	**$ 198**	**$ 194**	**$500 - $530**
Adjusted EBITDA	**$ 125**	**$ 123**	**$ 198**	**$ 194**	**$500 - $530**
Cash interest payments	(38)	(40)	(48)	(51)	
Cash taxes (4)	(7)	(4)	(8)	(8)	
Working capital/other	(40)	(16)	2	21	
Cash Flow Provided by Operating Activities	**$ 40**	**$ 63**	**$ 144**	**$ 156**	**$330 - $370**
Cash Flow Provided by Operating Activities	**$ 40**	**$ 63**	**$ 144**	**$ 156**	**$330 - $370**
Less: Maintenance capital expenditures	(24)	(20)	(52)	(47)	(80) - (90)
Free Cash Flow	**$ 16**	**$ 43**	**$ 92**	**$ 109**	**$250 - $280**
Memo:					
Shares Outstanding End of Period	133	143	133	143	

(1) At midpoint of guidance, based on share price of $17.15 as of 6/29/2012
(2) Reaffirmed guidance as of 7/18/2012
(3) Depreciation and amortization expense is significantly higher than maintenance capital expenditures due to (a) amortization expense associated with intangible assets recognized in connection with business combinations; (b) the net step-up in our fixed asset book basis recognized in connection with business combinations; and (c) facility construction expenditures related to long-lived assets (40-50 year useful lives) incurred during initial construction, which will not have recurring maintenance capital expenditures on annual basis related to these assets.
(4) Cash taxes are significantly lower than income tax expense due to the utilization of our net operating loss carryforwards (NOLs).
(5) This amount represents a true-up between (a) revenue recognized in the period for client payments of project debt principal under service fee contract structures, which is accounted for on a straight-line basis over the term of the project debt, and (b) actual billings to clients for debt principal payments in the period. As a result of this adjustment, Adjusted EBITDA reflects the actual amounts billed to clients for debt service principal, not the straight-lined revenue as recognized.
(6) Other is primarily non-cash compensation expense, but does include other non-cash expenses.

28

Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net income from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include write-down of assets, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. 29 Non-GAAP Financial Measures